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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 4, 2000


                            JDS UNIPHASE CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                      0-22874                    94-2579683
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                              163 BAYPOINTE PARKWAY
                           SAN JOSE, CALIFORNIA 95134
          (Address of Principal Executive Offices, including Zip Code)


                                 (408) 434-1800
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        Effective February 4, 2000, pursuant to that certain Agreement and Plan of Reorganization and Merger dated November 3, 1999 (the "Merger Agreement"), by and among JDS Uniphase Corporation, a Delaware corporation ("Registrant"), Vintage Acquisition, Inc., a Delaware corporation, and Optical Coating Laboratory, Inc., a Delaware corporation ("OCLI"), Registrant and OCLI combined in a transaction in which each OCLI stockholder received 1.856 shares of Registrant's common stock. Options to purchase shares of OCLI common stock ("OCLI Options") became options to purchase a number of shares of Registrant's common stock equal to 1.856 multiplied by the number of OCLI shares of common stock subject to such OCLI Options. A full description of the merger is contained in Registrant's proxy statement/prospectus dated December 22, 1999.

        As a result of the transaction, Registrant owns all of the voting securities of OCLI. OCLI is a worldwide leader in optical thin film coating technologies with over 50 years of experience developing thin film coating processes for government and industry. OCLI has built a portfolio of products that incorporate high performance optical thin films used to manage light.

        The assets acquired by Registrant pursuant to the transaction include all assets of OCLI, which consist of, among other things, OCLI's accounts receivable, inventory, fixed and tangible personal property (including, without limitation, all machinery, equipment, supplies, tools, furniture, fixtures, hardware, and spare parts), intangible personal property, contracts, and books and records. The assets acquired also include certain intellectual property used in OCLI's business.

        In addition to the personal property assets acquired in the transaction, Registrant also acquired, through OCLI, ownership of approximately 546,000 square feet in administrative, manufacturing, engineering, and research and development facilities, and leasehold interests in and to approximately 161,000 square feet of administrative, manufacturing, warehousing, and research and development facilities, in California, New York, Hillend, Scotland, and Atsugi and Tokyo, Japan.

        Registrant currently anticipates that substantially all of the assets acquired by Registrant will continue to be used by Registrant in conducting the business of OCLI as conducted when the same was acquired by Registrant.

        The consideration paid by Registrant to OCLI stockholders in connection with the acquisition consisted of approximately 25,827,613 newly issued registered shares of Registrant's common stock. In addition, Registrant incurred direct transaction costs and expenses estimated at $8.0 million. The consideration paid at the closing of the acquisition was determined through arms-length negotiations between Registrant and OCLI, which negotiations took into account Registrant's and OCLI's business, financial position, operating history, products, intellectual property and other factors relating to Registrant's and OCLI's businesses. In addition, all OCLI Options became options to


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purchase the number of shares of Registrant's common stock equal to 1.856 multiplied by the number of shares of OCLI common stock subject to such OCLI Options.

        From 1997 until the combination, Registrant and OCLI operated a successful strategic alliance, under which OCLI contributed its expertise in optical thin film technology and products for certain Wavelength Division Multiplexing applications and Registrant contributed its expertise in the design, manufacture and marketing of these products.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            JDS UNIPHASE CORPORATION

                                            By: /s/ Michael C. Phillips
                                               ---------------------------------
                                               Michael C. Phillips
                                               Senior Vice President, Business
                                               Development and General Counsel


Dated: February 17, 2000